Exhibit 99.1

7315 Wisconsin Avenue, Suite 1100 West, Bethesda, MD 20814
T: (240) 507-1300, F: (240) 396-5626
www.pebblebrookhotels.com
News Release

Pebblebrook Hotel Trust Reports 2018 Results and Provides 2019 Outlook

Bethesda, MD, February 25, 2019 -- Pebblebrook Hotel Trust (NYSE: PEB) (the “Company”) today reported results for the fourth quarter ended December 31, 2018. The Company’s results include the following:

	Fourth Quarter		Year Ended December 31,
	2018	2017	2018	2017

	($ in millions except per share and RevPAR data)
Net income (loss)	($99.3)	$11.9	$13.4	$100.3

Same-Property Total RevPAR(1)	$255.98	$256.02	$294.21	$289.78
Same-Property Total RevPAR growth rate	0.0%		1.5%

Same-Property RevPAR(1)	$169.94	$168.79	$202.10	$200.01
Same-Property RevPAR growth rate	0.7%		1.0%

Same-Property EBITDA(1)	$55.9	$60.2	$262.2	$260.9
Same-Property EBITDA growth rate	(7.1%)		0.5%
Same-Property EBITDA Margin(1)	25.0%	26.9%	32.3%	32.7%

Adjusted EBITDAre(1)	$53.4	$46.8	$254.9	$233.1
Adjusted EBITDAre growth rate	14.2%		9.4%

Adjusted FFO(1)	$30.4	$33.8	$183.9	$180.4
Adjusted FFO per diluted share(1)	$0.33	$0.49	$2.45	$2.57
Adjusted FFO per diluted share growth rate	(32.7%)		(4.7%)

Weighted-average fully diluted shares and units	91.0	69.5	75.0	70.2

(1) See tables later in this press release for a description of same-property information and reconciliations from net income (loss) to non-GAAP financial measures, including Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), EBITDA for Real Estate (“EBITDAre”), Adjusted EBITDAre, Funds from Operations ("FFO"), FFO per share, Adjusted FFO and Adjusted FFO per share.

For the details as to which hotels are included in Same-Property Room Revenue Per Available Room (“RevPAR”), Same-Property Total Revenue Per Available Room (“Total RevPAR”), Average Daily Rate (“ADR”), Occupancy, Revenues, Expenses, EBITDA and EBITDA Margins appearing in the table above and elsewhere in this press release, refer to the Same-Property Inclusion Reference Table later in this press release.

“Our fourth quarter results conclude a transformational year for Pebblebrook, with our acquisition of LaSalle making us the largest owner of lifestyle-oriented hotels and resorts in the country,” said Jon E. Bortz, Chairman, President and Chief Executive Officer of Pebblebrook Hotel Trust. “Since the closing of the LaSalle acquisition on November 30, 2018, we have made tremendous progress integrating the legacy LaSalle hotels into our portfolio, as well as all of the former LaSalle employees who have joined our team. As we look ahead to 2019, despite softening global economic growth trends, group and transient business travel along with leisure travel demand remain solid. We are excited about the many substantive opportunities within the new, larger Pebblebrook portfolio and believe our portfolio-wide initiatives and our comprehensive best practices program, which have been enhanced and augmented with the addition of the LaSalle team, will generate significant benefits for the combined portfolio. We remain confident that the previously announced $18.0 to $20.0 million of annualized corporate synergies and expense savings will be realized, although they will be partially offset, as previously discussed, by an estimated $10.0 million of additional real estate tax expenses due to California’s Proposition 13. Finally, we continue to make great progress executing on our strategic disposition program, most recently with our sales of the Liaison Capitol Hill and Hotel Palomar Washington, DC.”

Update on Strategic Disposition Program

On February 14, 2019, the Company announced the sale of the 343-room Liaison Capitol Hill for $111.0 million. The sales price reflects a 16.9x EBITDA multiple and a 4.9 percent net operating capitalization rate (after an assumed annual capital reserve of 4.0 percent of total hotel revenues) based on the hotel’s operating performance for 2018.

On February 25, 2019, the Company announced the sale of the 335-room Hotel Palomar Washington, DC for $141.5 million. The sales price reflects a 14.9x EBITDA multiple and a 5.9 percent net operating capitalization rate (after an assumed annual capital reserve of 4.0 percent of total hotel revenues) based on the hotel’s operating performance for 2018.

To date, these two hotels, as well as the previous fourth quarter 2018 sales of Gild Hall, New York, Embassy Suites Philadelphia Center City and The Grand Hotel Minneapolis, comprise $388.3 million of total sales proceeds. These sales proceeds have been used to reduce the Company’s total outstanding debt, and the Company estimates its total net debt to trailing 12-month corporate EBITDA will be approximately 4.7 times by the end of the first quarter of 2019.

“We are extremely pleased with the success we’ve had in executing our strategic disposition plan and expect to make significant additional progress on our plan in 2019, particularly in the next four to six months, by taking advantage of the attractive private market values of our real estate, which are at a significant premium to our current public market valuation,” said Thomas C. Fisher, Chief Investment Officer of Pebblebrook Hotel Trust.

2018 Highlights

▪
Net income: The Company’s net income was $13.4 million for the year ended December 31, 2018, a decrease of $86.9 million as compared to 2017. The decline is primarily due to the one-time transaction costs associated with the acquisition of LaSalle Hotel Properties (“LaSalle”).

▪
Same-Property Total RevPAR and Same-Property RevPAR: Same-Property Total RevPAR for the year grew 1.5 percent over 2017. Same-Property RevPAR for the year increased 1.0 percent over the prior year to $202.10. Same-Property ADR rose 1.5 percent for the year to $246.15, and Same-Property Occupancy for the year declined by 0.5 percent to 82.1 percent. These operating results include the legacy LaSalle hotels only for the month of December in both 2018 and 2017, since the acquisition was not completed until November 30, 2018.

▪
Same-Property EBITDA: The Company’s hotels generated $262.2 million of Same-Property EBITDA in 2018, up 0.5 percent compared to the prior year. Same-Property Revenues climbed 1.6 percent, while Same-Property Expenses increased 2.1 percent. As a result, Same-Property EBITDA Margin for 2018 decreased just 35 basis points to 32.3 percent as compared to the prior year. These operating results include the legacy LaSalle hotels only for the month of December in both 2018 and 2017, since the acquisition was not completed until November 30, 2018.

▪	Adjusted EBITDAre: The Company’s Adjusted EBITDAre increased 9.4 percent, or $21.8 million, to $254.9 million from $233.1 million in 2017.

▪
Adjusted FFO: The Company’s Adjusted FFO grew 1.9 percent to $183.9 million from $180.4 million in the prior year. The Company’s Adjusted FFO per diluted share declined 4.7 percent to $2.45 compared to 2017.

“The strongest markets of the year for us included Naples, Florida and Key West, Florida, both of which continue to recover from the negative impact of Hurricane Irma in 2017,” continued Mr. Bortz. “We also experienced gains in the Philadelphia market due to strength in conventions and overall business and leisure demand and also in Atlanta Buckhead, where our new leadership team drove strong performance. While the overall San Francisco market had a great year, we chose to undertake and complete renovations at Sir Francis Drake and Hotel Zelos San Francisco in order to take advantage of 2019, which is expected to be an even stronger year in San Francisco as we see an incredibly favorable convention calendar following the Moscone Convention Center renovation, combined with strong business and leisure hotel demand and limited supply growth. We expect RevPAR at our twelve hotels in San Francisco to grow between 9.0 and 11.0 percent on average in 2019.”

Fourth Quarter Highlights

▪
Net loss: The Company’s net loss was ($99.3) million in the fourth quarter of 2018, decreasing $111.3 million as compared to the same period of 2017. The decline is primarily due to the one-time transaction costs associated with the acquisition of LaSalle.

▪
Same-Property Total RevPAR and Same-Property RevPAR: Same-Property Total RevPAR for the quarter remained flat to 2017 at $255.98. Same-Property RevPAR grew 0.7 percent over the same period of 2017 to $169.94. Same-Property ADR improved 2.6 percent over the prior year to $228.73. Same-Property Occupancy fell 1.8 percent to 74.3 percent. Same-Property occupancy was negatively impacted by numerous renovations and brand integrations in the fourth quarter. These operating results include the legacy LaSalle hotels only for the month of December in both 2018 and 2017, since the acquisition was not completed until November 30, 2018.

▪
Same-Property EBITDA: The Company’s hotels generated $55.9 million of Same-Property EBITDA for the quarter ended December 31, 2018, decreasing 7.1 percent compared to the same period of 2017. Same-Property Revenues remained flat, while Same-Property Expenses grew 2.6 percent. Same-Property EBITDA Margin decreased 192 basis points to 25.0 percent for the fourth quarter of 2018, as compared to the same period last year. Same-Property EBITDA was negatively impacted by numerous renovations, strikes and brand integrations in the fourth quarter. These operating results include the legacy LaSalle hotels only for the month of December in both 2018 and 2017, since the acquisition was not completed until November 30, 2018.

▪
Adjusted EBITDAre: The Company’s Adjusted EBITDAre increased to $53.4 million from $46.8 million in the prior-year period, an increase of 14.2 percent. For periods prior to the second quarter of 2018, the Adjusted EBITDAre metric was previously reported as Adjusted EBITDA.

▪
Adjusted FFO: The Company’s Adjusted FFO decreased 10.0 percent to $30.4 million from $33.8 million in the prior-year period. These results only reflect the impact of the LaSalle acquisition from the closing on November 30, 2018 through December 31, 2018, and were negatively impacted by the seasonality of the LaSalle acquisition and its properties.

▪
Dividends: On November 19, 2018, the Company declared a prorated quarterly cash dividend of $0.2478261 per share on its common shares. On December 14, 2018, the Company declared a second prorated quarterly cash dividend of $0.1321739 as well as a regular quarterly cash dividend for the following preferred shares of beneficial interest:

▪	$0.40625 per 6.50% Series C Cumulative Redeemable Preferred Share;

▪	$0.39844 per 6.375% Series D Cumulative Redeemable Preferred Share;

▪	$0.39844 per 6.375% Series E Cumulative Redeemable Preferred Share; and

▪	$0.39375 per 6.30% Series F Cumulative Redeemable Preferred Share.

Capital Reinvestments

During 2018, the Company completed $87.0 million of capital reinvestments throughout its portfolio. The Company’s capital improvements included $7.8 million at Sir Francis Drake (which was part of the $9.0 million lobby and guestroom renovation completed at the end of 2018), $8.5 million at Mondrian Los Angeles (part of its $18.0 million renovation, scheduled to be completed by the end of the second quarter of 2019) and $4.4 million at W Hotel Boston (part of the hotel’s $10.0 million guestroom renovation, which is being completed this quarter). In addition, guestroom and public area renovations were completed during 2018 at a number of the legacy LaSalle hotels, including 2018 capital investments of $21.7 million at The Westin Copley Place, Boston, $7.2 million at Paradise Point Resort & Spa, $6.2 million at The Heathman Hotel, $5.3 million at Chamberlain West Hollywood Hotel, $4.9 million at Montrose West Hollywood, $3.0 million at Harbor Court Hotel San Francisco and $2.2 million at The Marker San Francisco.

In 2019, the Company intends to start or complete additional renovation and repositioning projects including:

•	Hilton San Diego Resort (estimated at $21.0 million), which is undergoing a guestroom and conference center renovation, expected to be completed by the end of the second quarter of 2019;

•
Westin San Diego Gaslamp Quarter (estimated at $13.0 million), which consists of a guestroom, lobby and restaurant renovation to commence in the fourth quarter of 2019, expected to be completed by the second quarter of 2020;

•	Embassy Suites San Diego (estimated at $13.0 million), which will receive a guestroom renovation to commence in the fourth quarter of 2019, expected to be completed by the second quarter of 2020;

•
Viceroy Santa Monica (estimated at $12.0 million), which will undergo a lobby and public area renovation, both interior and exterior, to commence in the fourth quarter of 2019, expected to be completed by the end of the first quarter of 2020;

•
Le Parc Suite Hotel (estimated at $12.0 million), which will consist of a complete hotel renovation, including the guestrooms and the public and entry areas, to commence in the fourth quarter of 2019, expected to be completed by the second quarter of 2020; and

•
Chaminade Resort and Spa (estimated at $10.0 million), which will begin a public space, restaurant, lobby, porte cochere/entry, exterior patio and venues renovation in the fourth quarter of 2019, expected to be completed in the second quarter of 2020.

Capital Markets and Balance Sheet

On October 31, 2018, the Company closed on a $1.75 billion term loan agreement with a consortium of banks in connection with the acquisition of LaSalle. The maturities on the term loan are allocated across five tranches maturing from 2020 through 2024. On December 21, 2018, the Company entered into $410.0 million of floating to fixed interest rate swap agreements.

As of December 31, 2018, the Company had $2.8 billion in consolidated debt at an effective weighted-average interest rate of 3.7 percent. Approximately $1.6 billion, or 55 percent of the Company’s total outstanding debt, was at a weighted-average fixed interest rate of 3.4 percent, and approximately $1.2 billion, or 45 percent was at a weighted-average floating interest rate of 4.1 percent. The Company had $2.4 billion outstanding in the form of unsecured term loans and $170.0 million outstanding on its $650.0 million senior unsecured revolving credit facility. As of December 31, 2018, the Company had $107.8 million of consolidated cash, cash equivalents and restricted cash.

As of December 31, 2018, the Company’s fixed charge coverage ratio was 3.6 times and total net debt to trailing 12-month corporate EBITDA was 4.9 times. The Company has no debt maturities until 2020.

2019 Outlook with Asset Sales

The Company is providing a 2019 Outlook with Asset Sales, which assumes $600.0 million of asset sales throughout the year, including those completed year-to-date. The Company is also providing a 2019 Proforma to illustrate the impact of the sales on the full year’s performance and to help explain the financial outlook for the combined entity following the acquisition of LaSalle late last year. Both the 2019 Outlook with Asset Sales and the 2019 Proforma reflect similar operating assumptions, except for the asset sales, and neither assume any acquisitions.

The 2019 Outlook with Asset Sales, which assumes $600.0 million of assets are sold over the course of 2019, with $250.0 million of assets being sold in February, 2019 (Liaison Capitol Hill and Hotel Palomar, Washington DC), $250.0 million of assets being sold in the middle of the second quarter of 2019, and $100.0 million of assets being sold at the end of the third quarter of 2019, is as follows:

	2019 Outlook with Asset Sales
	Low	High
	($ and shares/units in millions, except per share and RevPAR data)

Net income	$155.7	$165.7

Adjusted EBITDAre	$479.4	$489.4
Adjusted EBITDAre growth rate	88.1%	92.0%

Adjusted FFO	$339.9	$349.9
Adjusted FFO per diluted share	$2.59	$2.67
Adjusted FFO per diluted share growth rate	5.7%	9.0%

This 2019 Outlook with Asset Sales is based, in part, on the following estimates and assumptions:

Asset Sales during 2019	$600.0	$600.0
Q1 Asset Sales at a 5.5% 2018 NOI Capitalization Rate	$250.0	$250.0
Q2 Asset Sales at a 5.5% 2018 NOI Capitalization Rate	$250.0	$250.0
Q3 Asset Sales at a 5.5% 2018 NOI Capitalization Rate	$100.0	$100.0

U.S. GDP growth rate	2.0%	2.5%
U.S. Hotel Industry RevPAR growth rate	1.0%	3.0%

Same-Property RevPAR	$210	$214
Same-Property RevPAR growth rate	1.0%	3.0%

Same-Property EBITDA	$516.2	$526.2
Same-Property EBITDA growth rate	0.1%	2.0%
Same-Property EBITDA Margin	32.6%	32.7%
Same-Property EBITDA Margin growth rate	(50 bps)	(40 bps)

Corporate cash general and administrative expenses	$29.5	$29.5
Corporate non-cash general and administrative expenses	$8.9	$8.9
Preopening and other corporate expenses	$1.8	$1.8

Total capital investments related to renovations, capital maintenance and return on investment projects	$150.0	$170.0

Weighted-average fully diluted shares and units	131.3	131.3

The Company’s Outlook with Asset Sales for the first quarter of 2019 is as follows:

	First Quarter 2019
	Outlook with Asset Sales
	Low	High
	($ and shares/units in millions, except per share and RevPAR data)
Net income (loss)	($6.4)	($3.4)

Q1 Asset Sales at a 5.5% 2018 NOI Capitalization Rate	$250.0	$250.0

Same-Property RevPAR	$185	$189
Same-Property RevPAR growth rate	3.0%	5.0%

Same-Property EBITDA	$95.2	$98.2
Same-Property EBITDA growth rate	(2.3%)	0.8%
Same-Property EBITDA Margin	27.3%	27.5%
Same-Property EBITDA Margin growth rate	(75 bps)	(50 bps)

Adjusted EBITDAre	$84.4	$87.4
Adjusted EBITDAre growth rate	42.4%	47.5%

Adjusted FFO	$50.2	$53.2
Adjusted FFO per diluted share	$0.38	$0.41
Adjusted FFO per diluted share growth rate	(43.3%)	(38.8%)

Weighted-average fully diluted shares and units	131.2	131.2

The 2019 Outlook with Asset Sales excludes Liaison Capitol Hill and Hotel Palomar Washington, DC from Same-Property RevPAR, Same-Property RevPAR growth rate, Same-Property EBITDA, Same-Property EBITDA growth rate, Same-Property EBITDA Margin and Same-Property EBITDA Margin growth rate for all quarters of both 2019 and 2018. If any of the foregoing estimates and assumptions proves to be inaccurate, actual results, including the outlook, may vary, and could vary significantly, from the amounts shown above.

The Company is also providing a 2019 Proforma, which reflects the same assumptions used in the 2019 Outlook with Asset Sales, except it does not include any asset sales, is as follows:

	2019 Proforma
	Low	High
	($ and shares/units in millions, except per share and RevPAR data)

Net income	$138.2	$148.2

Adjusted EBITDAre	$506.4	$516.4
Adjusted EBITDAre growth rate	98.7%	102.6%

Adjusted FFO	$350.8	$360.8
Adjusted FFO per diluted share	$2.67	$2.75
Adjusted FFO per diluted share growth rate	9.0%	12.2%

This 2019 Proforma is based, in part, on the following estimates and assumptions:

Asset sales during 2019	$0.0	$0.0

U.S. GDP growth rate	2.0%	2.5%
U.S. Hotel Industry RevPAR growth rate	1.0%	3.0%

Same-Property RevPAR	$207	$211
Same-Property RevPAR growth rate	1.0%	3.0%

Same-Property EBITDA	$546.6	$556.6
Same-Property EBITDA growth rate	0.2%	2.0%
Same-Property EBITDA Margin	32.5%	32.6%
Same-Property EBITDA Margin growth rate	(50 bps)	(40 bps)

Corporate cash general and administrative expenses	$29.5	$29.5
Corporate non-cash general and administrative expenses	$8.9	$8.9
Preopening and other corporate expenses	$1.8	$1.8

Total capital investments related to renovations, capital maintenance and return on investment projects	$150.0	$170.0

Weighted-average fully diluted shares and units	131.3	131.3

The Company’s 2019 Proforma for the first quarter is as follows:

	First Quarter 2019 Proforma
	Low	High
	($ and shares/units in millions, except per share and RevPAR data)
Net income	$0.7	$3.7

Same-Property RevPAR	$183	$187
Same-Property RevPAR growth rate	3.0%	5.0%

Same-Property EBITDA	$97.6	$100.6
Same-Property EBITDA growth rate	(2.1%)	0.9%
Same-Property EBITDA Margin	27.0%	27.2%
Same-Property EBITDA Margin growth rate	(75 bps)	(50 bps)

Adjusted EBITDAre	$87.0	$90.0
Adjusted EBITDAre growth rate	46.8%	51.9%

Adjusted FFO	$51.9	$54.9
Adjusted FFO per diluted share	$0.40	$0.42
Adjusted FFO per diluted share growth rate	(40.3%)	(37.3%)

Weighted-average fully diluted shares and units	131.2	131.2

The Company’s estimates and assumptions, including the Company’s 2019 Proforma and the First Quarter 2019 Proforma, for Same-Property RevPAR, Same-Property RevPAR growth rate, Same-Property EBITDA, Same-Property EBITDA growth rate, Same-Property EBITDA Margin and Same-Property EBITDA Margin growth rate include the hotels owned as of December 31, 2018, which includes the Liaison Capitol Hill and Hotel Palomar Washington, DC, as if they had been owned by the Company for all of 2019 and 2018. The Company’s 2019 Proforma assumes no acquisitions or dispositions. If any of the foregoing estimates and assumptions proves to be inaccurate, actual results, including the proforma, may vary, and could vary significantly, from the amounts shown above.

Fourth Quarter 2018 Earnings Call

The Company will conduct its quarterly analyst and investor conference call on Tuesday, February 26, 2019 at 10:00 AM ET. To participate in the conference call, please dial (877) 705-6003 approximately ten minutes before the call begins. Additionally, a live webcast of the conference call will be available through the Company’s website. To access the webcast, log on to www.pebblebrookhotels.com ten minutes prior to the conference call. A replay of the conference call webcast will be archived and available online through the Investor Relations section of www.pebblebrookhotels.com.

About Pebblebrook Hotel Trust

Pebblebrook Hotel Trust is a publicly traded real estate investment trust (“REIT”) organized to opportunistically acquire and invest primarily in upper upscale, full-service hotels located in urban markets in major gateway cities.  The Company owns 61 hotels, totaling approximately 14,600 guest rooms, located in 10 states and the District of Columbia, including: Del Mar, California; Los Angeles, California (Beverly Hills, Santa Monica and West Hollywood); San Diego, California; San Francisco, California; Santa Cruz, California; Washington, DC; Coral Gables, Florida; Key West, Florida; Naples, Florida; Buckhead, Georgia; Chicago, Illinois; Boston, Massachusetts; New York, New York; Portland, Oregon; Philadelphia, Pennsylvania; Nashville,

Tennessee; Columbia River Gorge, Washington; and Seattle, Washington.  For more information, please visit us at www.pebblebrookhotels.com and follow us on Twitter at @PebblebrookPEB.

For further information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s SEC filings, including, but not limited to, its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which may be obtained at the Investor Relations section of the Company’s website at www.pebblebrookhotels.com.

This press release contains certain “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “assume,” “plan,” references to “outlook” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections and forecasts and other forward-looking information and estimates. Examples of forward-looking statements include the following: projections and forecasts of U.S. GDP growth, U.S. hotel industry RevPAR growth, the Company’s net income, FFO, EBITDA, Adjusted FFO, Adjusted EBITDAre, RevPAR, EBITDA Margin and EBITDA Margin growth, and the Company’s expenses, share count or other financial items; descriptions of the Company’s plans or objectives for future operations, acquisitions, dispositions or services; forecasts of the Company’s future economic performance and its share of future markets; forecasts of hotel industry performance; and descriptions of assumptions underlying or relating to any of the foregoing expectations including assumptions regarding the timing of their occurrence. These forward-looking statements are subject to various risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy and the supply of hotel properties, and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission, including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2017. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s SEC filings, including, but not limited to, its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which may be obtained at the Investor Relations section of the Company’s website at www.pebblebrookhotels.com.

All information in this press release is as of February 25, 2019. The Company undertakes no duty to update the statements in this press release to conform the statements to actual results or changes in the Company’s expectations.

###

Contacts:

Raymond D. Martz, Chief Financial Officer, Pebblebrook Hotel Trust - (240) 507-1330

For additional information or to receive press releases via email, please visit our website at
www.pebblebrookhotels.com

Pebblebrook Hotel Trust
Earnings Release Schedule Table of Contents

Consolidated Balance Sheets	Schedule A
Consolidated Statements of Operations	Schedule B
Reconciliation of Net Income (Loss) to FFO and Adjusted FFO	Schedule C
Reconciliation of Net Income (Loss) to EBITDA, EBITDAre and Adjusted EBITDAre	Schedule D
Same-Property Statistical Data	Schedule E
Same Property Statistical Data - by Market	Schedule F
Hotel Operational Data	Schedule G
2018 Same-Property Inclusion Reference Table	Schedule H
Strategic Disposition Program Summary	Schedule I
Bridge from 2018 Proforma to 2019 Proforma	Schedule J
Reconciliation of 2019 Proforma Net Income (Loss) to FFO and Adjusted FFO	Schedule K
Reconciliation of 2019 Proforma Net Income (Loss) to EBITDA, EBITDAre and Adjusted EBITDAre	Schedule L
Reconciliation of 2019 Proforma to 2019 Outlook with Asset Sales	Schedule M
Reconciliation of 2019 Outlook with Asset Sales Net Income (Loss) to FFO and Adjusted FFO	Schedule N
Reconciliation of 2019 Outlook with Asset Sales Net Income (Loss) to EBITDA, EBITDAre and Adjusted EBITDAre	Schedule O
Historical Operating Data	Schedule P
Historical Hotel Same-Property Hotel EBITDA by Property	Schedule Q

Pebblebrook Hotel Trust - Schedule A
Consolidated Balance Sheets
($ in thousands, except for per share data)

	December 31, 2018	December 31, 2017

ASSETS
Assets:
Investment in hotel properties, net	$6,525,640	$2,456,450
Ground lease asset, net	199,745	29,037
Cash and cash equivalents	83,366	25,410
Restricted cash	24,445	7,123
Hotel receivables (net of allowance for doubtful accounts of $526 and $245, respectively)	59,897	29,206
Prepaid expenses and other assets	76,703	43,642
Total assets	$6,969,796	$2,590,868

LIABILITIES AND EQUITY

Liabilities:
Unsecured revolving credit facilities	$170,000	$45,000
Term loans, net of unamortized deferred financing costs	2,409,284	670,406
Senior unsecured notes, net of unamortized deferred financing costs	99,469	99,374
Mortgage debt, net of unamortized deferred financing costs	68,145	70,457
Accounts payable and accrued expenses	360,279	141,290
Deferred revenues	54,741	26,919
Accrued interest	2,741	2,073
Distribution payable	43,759	31,823
Total liabilities	3,208,418	1,087,342
Commitments and contingencies

Equity:
Preferred shares of beneficial interest, $0.01 par value (liquidation preference $510,000 at December 31, 2018 and $250,000 at December 31, 2017), 100,000,000 shares authorized; 20,400,000 shares issued and outstanding at December 31, 2018 and 10,000,000 shares issued and outstanding at December 31, 2017	204	100
Common shares of beneficial interest, $0.01 par value, 500,000,000 shares authorized; 130,311,289 issued and outstanding at December 31, 2018 and 68,812,575 issued and outstanding at December 31, 2017	1,303	688
Additional paid-in capital	4,057,252	1,685,437
Accumulated other comprehensive income (loss)	1,330	3,689
Distributions in excess of retained earnings	(308,806)	(191,013)
Total shareholders' equity	3,751,283	1,498,901
Non-controlling interests	10,095	4,625
Total equity	3,761,378	1,503,526
Total liabilities and equity	$6,969,796	$2,590,868

Pebblebrook Hotel Trust - Schedule B
Consolidated Statements of Operations
($ in thousands, except for per share data)

	Three months ended December 31,		Year ended December 31,
	2018	2017	2018	2017
	(Unaudited)
Revenues:
Room	$153,711	$119,426	$565,107	$532,288
Food and beverage	62,170	47,879	199,089	182,737
Other operating	19,761	12,324	64,482	54,292
Total revenues	$235,642	$179,629	$828,678	$769,317

Expenses:
Hotel operating expenses:
Room	$43,631	$31,992	$143,171	$134,068
Food and beverage	43,234	31,810	136,845	123,213
Other direct and indirect	71,155	51,739	231,818	210,692
Total hotel operating expenses	158,020	115,541	511,834	467,973
Depreciation and amortization	34,246	24,834	108,475	102,290
Real estate taxes, personal property taxes, property insurance, and ground rent	18,382	11,405	54,191	48,500
General and administrative	6,593	7,003	22,512	23,977
Transaction costs	69,503	—	75,049	71
Impairment and other losses	—	1,763	1,452	6,003
Loss (gain) on sale of hotel properties	2,147	—	2,147	(14,877)
Gain on insurance settlement	—	—	(13,954)	—
Total operating expenses	288,891	160,546	761,706	633,937
Operating income (loss)	(53,249)	19,083	66,972	135,380
Interest income	16	—	178	97
Interest expense	(20,649)	(9,284)	(53,923)	(37,299)
Other	(27,347)	2,133	1,900	2,265
Income (loss) before income taxes	(101,229)	11,932	15,127	100,443
Income tax (expense) benefit	1,886	—	(1,742)	(181)
Net income (loss)	(99,343)	11,932	13,385	100,262
Net income (loss) attributable to non-controlling interests	(432)	33	(8)	374
Net income (loss) attributable to the Company	(98,911)	11,899	13,393	99,888
Distributions to preferred shareholders	(5,396)	(4,024)	(17,466)	(16,094)
Net income (loss) attributable to common shareholders	$(104,307)	$7,875	$(4,073)	$83,794

Net income (loss) per share available to common shareholders, basic	$(1.16)	$0.11	$(0.06)	$1.20
Net income (loss) per share available to common shareholders, diluted	$(1.16)	$0.11	$(0.06)	$1.19

Weighted-average number of common shares, basic	90,268,395	68,812,575	74,286,307	69,591,973
Weighted-average number of common shares, diluted	90,268,395	69,262,074	74,286,307	69,984,837

Pebblebrook Hotel Trust - Schedule C
Reconciliation of Net Income (Loss) to FFO and Adjusted FFO
($ in thousands, except per share data)
(Unaudited)

	Three months ended December 31,		Year ended December 31,
	2018	2017	2018	2017

Net income (loss)	$(99,343)	$11,932	$13,385	$100,262
Adjustments:
Depreciation and amortization	34,193	24,780	108,265	102,064
Gain on sale of hotel properties	2,147	—	2,147	(14,877)
Impairment loss	—	—	—	3,849
FFO	$(63,003)	$36,712	$123,797	$191,298
Distribution to preferred shareholders	(5,396)	(4,024)	(17,466)	(16,094)
FFO available to common share and unit holders	$(68,399)	$32,688	$106,331	$175,204
Transaction costs	69,503	—	75,049	71
Non-cash ground rent	646	612	2,453	2,813
Management/franchise contract transition costs	1	297	56	382
Interest expense adjustment for acquired liabilities	267	245	969	632
Capital lease adjustment	326	141	753	555
Non-cash amortization of acquired intangibles	124	201	733	898
Estimated hurricane related repairs and cleanup costs	—	1,763	1,452	2,154
Gain on insurance settlement	—	—	(13,954)	—
Business interruption proceeds	—	—	6,135	—
Unrealized gain on investment	27,347	—	3,277	—
Non-cash interest expense	606	—	606	—
Other	—	(2,133)	—	(2,265)
Adjusted FFO available to common share and unit holders	$30,421	$33,814	$183,860	$180,444

FFO per common share - basic	$(0.75)	$0.47	$1.42	$2.51
FFO per common share - diluted	$(0.75)	$0.47	$1.42	$2.50
Adjusted FFO per common share - basic	$0.34	$0.49	$2.46	$2.58
Adjusted FFO per common share - diluted	$0.33	$0.49	$2.45	$2.57

Weighted-average number of basic common shares and units	90,638,351	69,048,926	74,656,263	69,828,324
Weighted-average number of fully diluted common shares and units	90,954,715	69,498,425	75,000,204	70,221,188

To supplement the Company’s consolidated financial statements presented in accordance with U.S. generally accepted accounting principles ("GAAP"), this press release includes certain non-GAAP financial measures as defined under Securities and Exchange Commission ("SEC") rules.

These measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from similarly titled non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Funds from Operations (“FFO”) - FFO represents net income (computed in accordance with GAAP), excluding gains or losses from sales of properties, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships. The Company considers FFO a useful measure of performance for an equity REIT because it facilitates an understanding of the Company's operating performance without giving effect to real estate depreciation and amortization, which assume that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, the Company believes that FFO provides a meaningful indication of its performance. The Company also considers FFO an appropriate performance measure given its wide use by investors and analysts. The Company computes FFO in accordance with standards established by the Board of Governors of Nareit in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to that of other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to make distributions. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding Operating Partnership units for the periods presented.

The Company also evaluates its performance by reviewing Adjusted FFO because it believes that adjusting FFO to exclude certain recurring and non-recurring items described below provides useful supplemental information regarding the Company's ongoing operating performance and that the presentation of Adjusted FFO, when combined with the primary GAAP presentation of net income (loss), more completely describes the Company's operating performance. The Company adjusts FFO for the following items, which may occur in any period, and refers to this measure as Adjusted FFO:

- Transaction costs: The Company excludes transaction costs expensed during the period because it believes that including these costs in FFO does not reflect the underlying financial performance of the Company and its hotels.
- Non-cash ground rent: The Company excludes the non-cash ground rent expense, which is primarily made up of the straight-line rent impact from a ground lease.
- Management/franchise contract transition costs: The Company excludes one-time management and/or franchise contract transition costs expensed during the period because it believes that including these costs in FFO does not reflect the underlying financial performance of the Company and its hotels.
- Interest expense adjustment for acquired liabilities: The Company excludes interest expense adjustment for acquired liabilities assumed in connection with acquisitions, because it believes that including these non-cash adjustments in FFO does not reflect the underlying financial performance of the Company.
- Capital lease adjustment: The Company excludes the effect of non-cash interest expense from capital leases because it believes that including these non-cash adjustments in FFO does not reflect the underlying financial performance of the Company.
- Non-cash amortization of acquired intangibles: The Company excludes the non-cash amortization of acquired intangibles, which includes but is not limited to the amortization of favorable and unfavorable leases and above/below market real estate tax reduction agreements because it believes that including these non-cash adjustments in FFO does not reflect the underlying financial performance of the Company.
- Estimated hurricane related repairs and cleanup costs: The Company excludes estimated hurricane related repairs and cleanup costs during the period because it believes that including these adjustments in FFO does not reflect the underlying financial performance of the Company and its hotels.
- Gain on insurance settlement: The Company excludes the gain on insurance settlement because the Company believes that including this adjustment in FFO does not reflect the underlying financial performance of the Company and its hotels.
- Business interruption proceeds: The Company includes business interruption proceeds because the Company believes that including these proceeds reflects the underlying financial performance of the Company and its hotels.
- Unrealized gain on investment: The Company excludes the unrealized gain on investment because the Company believes that including this adjustment in FFO does not reflect the underlying financial performance of the Company and its hotels.
- Non-cash interest expense: The Company excludes non-cash interest expense because the Company believes that including this adjustment in FFO does not reflect the underlying financial performance of the Company and its hotels.
- Other: The Company excludes the ineffective portion of the change in fair value of the hedging instruments during the period because it believes that including these non-cash adjustments in FFO does not reflect the underlying financial performance of the Company and its hotels.

The Company’s presentation of FFO in accordance with the Nareit White Paper, and as adjusted by the Company, should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity.

Pebblebrook Hotel Trust - Schedule D
Reconciliation of Net Income (Loss) to EBITDA, EBITDAre and Adjusted EBITDAre
($ in thousands)
(Unaudited)

	Three months ended December 31,		Year ended December 31,
	2018	2017	2018	2017

Net income (loss)	$(99,343)	$11,932	$13,385	$100,262
Adjustments:
Interest expense	20,649	9,284	53,923	37,299
Income tax expense (benefit)	(1,886)	—	1,742	181
Depreciation and amortization	34,246	24,834	108,475	102,290
EBITDA	$(46,334)	$46,050	$177,525	$240,032
Gain on sale of hotel properties	2,147	—	2,147	(14,877)
Impairment loss	—	—	—	3,849
EBITDAre	$(44,187)	$46,050	$179,672	$229,004
Transaction costs	69,503	—	75,049	71
Non-cash ground rent	646	612	2,453	2,813
Management/franchise contract transition costs	1	297	56	382
Non-cash amortization of acquired intangibles	124	201	733	898
Estimated hurricane related repairs and cleanup costs	—	1,763	1,452	2,154
Gain on insurance settlement	—	—	(13,954)	—
Business interruption proceeds	—	—	6,135	—
Unrealized gain on investment	27,347	—	3,277	—
Other	—	(2,133)	—	(2,265)
Adjusted EBITDAre	$53,434	$46,790	$254,873	$233,057

To supplement the Company’s consolidated financial statements presented in accordance with U.S. generally accepted accounting principles ("GAAP"), this press release includes certain non-GAAP financial measures as defined under Securities and Exchange Commission ("SEC") rules.

These measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from similarly titled non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Earnings before Interest, Taxes, and Depreciation and Amortization ("EBITDA") - The Company believes that EBITDA provides investors a useful financial measure to evaluate its operating performance, excluding the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization).

Earnings before Interest, Taxes, and Depreciation and Amortization for Real Estate ("EBITDAre") - The Company believes that EBITDAre provides investors a useful financial measure to evaluate its operating performance, and the Company presents EBITDAre in accordance with the National Association of Real Estate Investment Trusts ("Nareit") guidelines, as defined in its September 2017 white paper "Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate." EBITDAre adjusts EBITDA for the following items, which may occur in any period, and refers to these measures as Adjusted EBITDAre: (1) gains or losses on the disposition of depreciated property, including gains or losses on change of control; (2) impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate; and (3) adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates.

The Company also evaluates its performance by reviewing Adjusted EBITDAre because it believes that adjusting EBITDAre to exclude certain recurring and non-recurring items described below provides useful supplemental information regarding the Company's ongoing operating performance and that the presentation of Adjusted EBITDAre, when combined with the primary GAAP presentation of net income (loss), more completely describes the Company's operating performance. The Company adjusts EBITDAre for the following items, which may occur in any period, and refers to these measures as Adjusted EBITDAre:

- Transaction costs: The Company excludes transaction costs expensed during the period because it believes that including these costs in EBITDAre does not reflect the underlying financial performance of the Company and its hotels.
- Non-cash ground rent: The Company excludes the non-cash ground rent expense, which is primarily made up of the straight-line rent impact from a ground lease.
- Management/franchise contract transition costs: The Company excludes one-time management and/or franchise contract transition costs expensed during the period because it believes that including these costs in EBITDAre does not reflect the underlying financial performance of the Company and its hotels.
- Non-cash amortization of acquired intangibles: The Company excludes the non-cash amortization of acquired intangibles, which includes but is not limited to the amortization of favorable and unfavorable leases and above/below market real estate tax reduction agreements because it believes that including these non-cash adjustments in EBITDAre does not reflect the underlying financial performance of the Company and its hotels.
- Estimated hurricane related repairs and cleanup costs: The Company excludes estimated hurricane related repairs and cleanup costs during the period because it believes that including these adjustments in EBITDAre does not reflect the underlying financial performance of the Company and its hotels.
- Gain on insurance settlement: The Company excludes the gain on insurance settlement because the Company believes that including this adjustment in EBITDAre does not reflect the underlying financial performance of the Company and its hotels.
- Business interruption proceeds: The Company includes business interruption proceeds because the Company believes that including these proceeds reflects the underlying financial performance of the Company and its hotels.
- Unrealized gain on investment: The Company excludes the unrealized gain on investment because the Company believes that including this adjustment in EBITDAre does not reflect the underlying financial performance of the Company and its hotels.
- Other: The Company excludes the ineffective portion of the change in fair value of the hedging instruments during the period because it believes that including these non-cash adjustments in EBITDAre does not reflect the underlying financial performance of the Company and its hotels.

The Company’s presentation of EBITDAre, and as adjusted by the Company, should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity.

Pebblebrook Hotel Trust - Schedule E
Same-Property Statistical Data
(Unaudited)

	Three months ended December 31,		Year ended December 31,
	2018	2017	2018	2017

Same-Property Occupancy	74.3%	75.7%	82.1%	82.5%
Increase/(Decrease)	(1.8%)		(0.5%)
Same-Property ADR	$228.73	$223.04	$246.15	$242.45
Increase/(Decrease)	2.6%		1.5%
Same-Property RevPAR	$169.94	$168.79	$202.10	$200.01
Increase/(Decrease)	0.7%		1.0%

Notes:
This schedule of hotel results for the three months ended December 31 includes information from all of the hotels the Company owned as of December 31, 2018, except for LaPlaya Beach Resort & Club in both 2018 and 2017 because it was closed during the fourth quarter of 2017 due to the impact from Hurricane Irma. Hotels acquired through the merger with LaSalle are excluded in October and November in both 2018 and 2017, as the Company's ownership began in December. This schedule of hotel results for the year ended December 31 includes information from all of the hotels the Company owned as of December 31, 2018, except for The Grand Hotel Minneapolis for Q4 in both 2018 and 2017 because it was sold during the fourth quarter of 2018, LaPlaya Beach Resort & Club for Q3 and Q4 in both 2018 and 2017 because it was closed during the fourth quarter of 2017 due to the impact from Hurricane Irma. Hotels acquired through the merger with LaSalle are excluded from January through November in both 2018 and 2017, as the Company's ownership began in December.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust - Schedule F
Same Property Statistical Data - by Market
(Unaudited)

	Three months ended December 31,	Year ended December 31,
	2018	2018
RevPAR variance to prior-year period:
Southern Florida	18.5%	7.3%
Other	1.2%	4.5%
San Francisco	(5.2%)	4.1%
Boston	2.0%	2.3%
Seattle	(2.8%)	1.4%
San Diego	15.0%	0.4%
Washington DC	8.0%	(1.5%)
Los Angeles	(2.0%)	(2.8%)
Portland	(7.7%)	(5.2%)
Chicago	(5.6%)	(5.6%)

East Coast	4.9%	3.1%
West Coast	(1.3%)	0.1%

Notes:
This schedule of hotel results for the three months ended December 31 includes information from all of the hotels the Company owned as of December 31, 2018, except for LaPlaya Beach Resort & Club in both 2018 and 2017 because it was closed during the fourth quarter of 2017 due to the impact from Hurricane Irma. Hotels acquired through the merger with LaSalle are excluded in October and November in both 2018 and 2017, as the Company's ownership began in December. This schedule of hotel results for the year ended December 31 includes information from all of the hotels the Company owned as of December 31, 2018, except for The Grand Hotel Minneapolis for Q4 in both 2018 and 2017 because it was sold during the fourth quarter of 2018, and LaPlaya Beach Resort & Club for Q3 and Q4 in both 2018 and 2017 because it was closed during the third and fourth quarter of 2017 due to the impact from Hurricane Irma. Hotels acquired through the merger with LaSalle are excluded from January through November in both 2018 and 2017, as the Company's ownership began in December.

"Other" includes Atlanta (Buckhead), GA; Minneapolis, MN; Nashville, TN; New York City, NY; Philadelphia, PA; and Santa Cruz, CA.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust - Schedule G
Hotel Operational Data
Schedule of Same-Property Results
($ in thousands)
(Unaudited)

	Three months ended December 31,		Year ended December 31,
	2018	2017	2018	2017

Same-Property Revenues:
Room	$148,233	$147,212	$557,480	$551,310
Food and beverage	57,608	58,851	192,529	192,481
Other	17,442	17,225	61,539	54,947
Total hotel revenues	223,283	223,288	811,548	798,738

Same-Property Expenses:
Room	$42,556	$42,001	$141,456	$140,450
Food and beverage	40,130	39,695	131,930	129,732
Other direct	2,877	2,736	11,091	11,300
General and administrative	20,362	18,943	65,466	62,275
Information and telecommunication systems	3,662	3,701	11,984	11,659
Sales and marketing	19,040	18,396	65,520	63,340
Management fees	6,767	7,614	24,052	24,649
Property operations and maintenance	8,016	7,582	24,472	23,738
Energy and utilities	5,619	5,486	18,544	18,003
Property taxes	11,755	9,926	33,024	31,137
Other fixed expenses	6,615	7,033	21,803	21,557
Total hotel expenses	167,399	163,113	549,342	537,840

Same-Property EBITDA	$55,884	$60,175	$262,206	$260,898

Same-Property EBITDA Margin	25.0%	26.9%	32.3%	32.7%

Notes:
This schedule of hotel results for the three months ended December 31 includes information from all of the hotels the Company owned as of December 31, 2018, except for LaPlaya Beach Resort & Club in both 2018 and 2017 because it was closed during the fourth quarter of 2017 due to the impact from Hurricane Irma. Hotels acquired through the merger with LaSalle are excluded in October and November in both 2018 and 2017, as the Company's ownership began in December. This schedule of hotel results for the year ended December 31 includes information from all of the hotels the Company owned as of December 31, 2018, except for The Grand Hotel Minneapolis for Q4 in both 2018 and 2017 because it was sold during the fourth quarter of 2018, and LaPlaya Beach Resort & Club for Q3 and Q4 in both 2018 and 2017 because it was closed during the third and fourth quarter of 2017 due to the impact from Hurricane Irma. Hotels acquired through the merger with LaSalle are excluded from January through November in both 2018 and 2017, as the Company's ownership began in December.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust - Schedule H
2018 Same-Property Inclusion Reference Table

Hotels	Q1	Q2	Q3	Q4	December

Sir Francis Drake	X	X	X	X	X
InterContinental Buckhead Atlanta	X	X	X	X	X
Hotel Monaco Washington DC	X	X	X	X	X
The Grand Hotel Minneapolis	X	X	X
Skamania Lodge	X	X	X	X	X
Le Méridien Delfina Santa Monica	X	X	X	X	X
Sofitel Philadelphia at Rittenhouse Square	X	X	X	X	X
Argonaut Hotel	X	X	X	X	X
The Westin San Diego Gaslamp Quarter	X	X	X	X	X
Hotel Monaco Seattle	X	X	X	X	X
Mondrian Los Angeles	X	X	X	X	X
W Boston	X	X	X	X	X
Hotel Zetta San Francisco	X	X	X	X	X
Hotel Vintage Seattle	X	X	X	X	X
Hotel Vintage Portland	X	X	X	X	X
W Los Angeles - West Beverly Hills	X	X	X	X	X
Hotel Zelos San Francisco	X	X	X	X	X
Embassy Suites San Diego Bay - Downtown	X	X	X	X	X
Hotel Modera	X	X	X	X	X
Hotel Zephyr Fisherman's Wharf	X	X	X	X	X
Hotel Zeppelin San Francisco	X	X	X	X	X
The Nines, a Luxury Collection Hotel, Portland	X	X	X	X	X
Hotel Colonnade Coral Gables, a Tribute Portfolio Hotel	X	X	X	X	X
Hotel Palomar Los Angeles Beverly Hills	X	X	X	X	X
Union Station Hotel Nashville, Autograph Collection	X	X	X	X	X
Revere Hotel Boston Common	X	X	X	X	X
LaPlaya Beach Resort & Club	X	X
Hotel Zoe Fisherman's Wharf	X	X	X	X	X
Villa Florence San Francisco on Union Square					X
Hotel Vitale					X
The Marker San Francisco					X
Hotel Spero					X
Harbor Court Hotel San Francisco					X
Chaminade Resort & Spa					X
Viceroy Santa Monica Hotel					X
Le Parc Suite Hotel					X
Hotel Amarano Burbank					X
Montrose West Hollywood					X
Chamberlain West Hollywood Hotel					X
Grafton on Sunset					X

The Westin Copley Place, Boston	X
The Liberty, a Luxury Collection Hotel, Boston	X
Hyatt Regency Boston Harbor	X
Onyx Hotel	X
Hotel Palomar Washington, DC	X
Sofitel Washington DC Lafayette Square	X
The Liaison Capitol Hill	X
George Hotel	X
Mason & Rook Hotel	X
Donovan Hotel	X
Rouge Hotel	X
Topaz Hotel	X
Hotel Madera	X
Paradise Point Resort & Spa	X
Hilton San Diego Gaslamp Quarter	X
L'Auberge Del Mar	X
Hilton San Diego Resort & Spa	X
Solamar Hotel	X
The Heathman Hotel	X
Southernmost Beach Resort	X
The Marker Key West	X
The Roger New York	X
Hotel Chicago Downtown, Autograph Collection	X
The Westin Michigan Avenue Chicago	X

Notes:
A property marked with an "X" in a specific quarter denotes that the same-property operating results of that property are included in the Same-Property Statistical Data and in the Schedule of Same-Property Results.

The Company’s fourth quarter Same-Property RevPAR, RevPAR Growth, Total RevPAR, Total RevPAR Growth, ADR, Occupancy, Revenues, Expenses, EBITDA and EBITDA Margin include all of the hotels the Company owned as of December 31, 2018, except for LaPlaya Beach Resort & Club in both 2018 and 2017 because it was closed during the fourth quarter of 2017 due to the impact from Hurricane Irma. Hotels acquired through the merger with LaSalle Hotel Properties are excluded in October and November in both 2018 and 2017, as the Company's ownership began in December. Operating statistics and financial results may include periods prior to the Company’s ownership of the hotels.

The Company's December 31 year-to-date Same Property RevPAR, RevPAR Growth, ADR, Occupancy, Revenues, Expenses, EBITDA and EBITDA Margin include all of the hotels the Company owned as of December 31, 2018, except for the Grand Hotel Minneapolis for Q4 in both 2018 and 2017 because it was sold during the fourth quarter of 2018, and LaPlaya Beach Resort & Club for Q3 and Q4 in both 2018 and 2017 because it was closed during the third and fourth quarter of 2017 due to the impact from Hurricane Irma. Hotels acquired through the merger with LaSalle Hotel Properties are excluded from January through November in both 2018 and 2017, as the Company's ownership began in December. The operating statistics and financial results in this press release may include periods prior to the Company's ownership of the hotels.

Pebblebrook Hotel Trust - Schedule I
Strategic Disposition Program Summary
($ in thousands)
(Unaudited)

	Date of disposition	Sales price	EBITDA multiple		Net operating capitalization rate	Sales price per key

Hotel dispositions:
Gild Hall, New York	11/30/2018	$38,750	15.7	x	5.3%	$298
Embassy Suites Philadelphia Center City	11/30/2018	67,000	11.0	x	8.1%	233
The Grand Hotel Minneapolis	12/4/2018	30,000	8.5	x	10.4%	214
The Liaison Capitol Hill	2/14/2019	111,000	16.9	x	4.9%	324
Hotel Palomar Washington, DC	2/22/2019	141,500	14.9	x	5.9%	422

Total / Average		$388,250	13.8	x	6.3%	$314

The EBITDA multiple and net operating capitalization rate are based on the applicable hotel's estimated trailing twelve-month operating performance at the time of disposition. The net operating capitalization rate is based on an assumed annual capital reserve of 4.0% of total hotel revenues.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust - Schedule J
Bridge from 2018 Proforma to 2019 Proforma
($ in millions, except RevPAR data)
(Unaudited)

	LaSalle Legacy Proforma			Pebblebrook Legacy Proforma			Combined LaSalle and Pebblebrook 2018 Proforma	2019 Proforma (h)
	(a)	(b)	(c) = (a) - (b)	(d)	(e)	(f) = (d) - (e)	(g) = (c) + (f)	Low		High
	2018F 41 Hotel Portfolio	2018F 5 Hotels Sold on 11/30/18	2018 36 Hotel Portfolio	2018F 28 Hotel Portfolio	2018F Grand Hotel sold 12/4/18	2018 27 Hotel Portfolio	2018 63 Hotel Portfolio	2019 63 Hotel Portfolio

Hotel Operating Results:
Total hotel revenues	$1,085	$193	$891	$773	$12	$761	$1,652	$1,680		$1,706
Total hotel expenses	741	142	600	515	9	507	1,107	1,134	(i)	1,149	(i)
Hotel EBITDA	$344	$52	$292	$257	$4	$254	$546	$547	(i)	$557	(i)

Hotel EBITDA Margin	31.7%	26.8%	32.7%	33.3%	29.0%	33.4%	33.0%	32.5%		32.6%

Same-Property RevPAR							$205	$207		$211
Increase								1.0%		3.0%

Notes:

(a) This column includes estimated hotel operating results for all hotels owned by LaSalle prior to its acquisition by the Company, which includes the five hotels sold on November 30, 2018: Park Central San Francisco, Park Central New York, WestHouse New York, Gild Hall New York and Embassy Suites Philadelphia Center City.

(b) This column includes the estimated full-year 2018 results for the five hotels sold on November 30, 2018: Park Central San Francisco, Park Central New York, WestHouse New York, Gild Hall New York and Embassy Suites Philadelphia Center City.

(d) This column includes estimated hotel operating results for the Pebblebrook legacy hotels owned by the Company as of December 3, 2018, which includes full-year results for both The Grand Hotel Minneapolis, which was sold on December 4, 2018, and LaPlaya Beach Resort & Club, despite its exclusion in other Same-Property results throughout this release.

(f) This column of hotel results includes full-year 2018 results for the Pebblebrook legacy hotels owned as of December 31, 2018.

(h) 2019 Proforma reflects the hotels owned by the Company as of December 31, 2018 and assumes no additional dispositions or acquisitions in 2019.

(i) 2019 Total hotel expenses and 2019 Hotel EBITDA include an estimated additional $10.0 million in property taxes at the legacy LaSalle hotels versus prior year due to the automatic reassessment pursuant to Proposition 13 for hotels owned in California.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust - Schedule K
Reconciliation of 2019 Proforma Net Income (Loss) to FFO and Adjusted FFO
($ in millions, except per share data)
(Unaudited)

	Three months ending March 31, 2019		Year ending December 31, 2019
	Low	High	Low	High

Net income (loss)	$1	$4	$138	$148
Adjustments:
Depreciation and amortization	54	54	226	226
FFO	$55	$58	$364	$374
Distribution to preferred shareholders	(8)	(8)	(33)	(33)
FFO available to common share and unit holders	$47	$50	$331	$341
Non-cash ground rent	2	2	7	7
Non-cash interest expense	2	2	6	6
Other	1	1	7	7
Adjusted FFO available to common share and unit holders	$52	$55	$351	$361

FFO per common share - diluted	$0.36	$0.38	$2.52	$2.60
Adjusted FFO per common share - diluted	$0.40	$0.42	$2.67	$2.75

Weighted-average number of fully diluted common shares and units	131.2	131.2	131.3	131.3

To supplement the Company’s consolidated financial statements presented in accordance with U.S. generally accepted accounting principles ("GAAP"), this press release includes certain non-GAAP financial measures as defined under Securities and Exchange Commission ("SEC") rules.

These measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from similarly titled non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Funds from Operations (“FFO”) - FFO represents net income (computed in accordance with GAAP), excluding gains or losses from sales of properties, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships. The Company considers FFO a useful measure of performance for an equity REIT because it facilitates an understanding of the Company's operating performance without giving effect to real estate depreciation and amortization, which assume that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, the Company believes that FFO provides a meaningful indication of its performance. The Company also considers FFO an appropriate performance measure given its wide use by investors and analysts. The Company computes FFO in accordance with standards established by the Board of Governors of Nareit in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to that of other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to make distributions. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding Operating Partnership units for the periods presented.

The Company also evaluates its performance by reviewing Adjusted FFO because it believes that adjusting FFO to exclude certain recurring and non-recurring items described below provides useful supplemental information regarding the Company's ongoing operating performance and that the presentation of Adjusted FFO, when combined with the primary GAAP presentation of net income (loss), more completely describes the Company's operating performance. The Company adjusts FFO for the following items, which may occur in any period, and refers to this measure as Adjusted FFO:

- Non-cash ground rent: The Company excludes the non-cash ground rent expense, which is primarily made up of the straight-line rent impact from a ground lease.
- Non-cash interest expense: The Company excludes non-cash interest expense because the Company believes that including this adjustment in FFO does not reflect the underlying financial performance of the Company and its hotels.
- Other: The Company excludes other expenses, which include transaction costs, management/franchise contract transition costs, interest expense adjustment for acquired liabilities, capital lease adjustment, non-cash amortization of acquired intangibles and estimated hurricane related repairs and cleanup costs because the Company believes that including these non-cash adjustments in FFO does not reflect the underlying financial performance of the Company and its hotels.

The Company’s presentation of FFO in accordance with the Nareit White Paper, and as adjusted by the Company, should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity.

Any differences are a result of rounding.

Pebblebrook Hotel Trust - Schedule L
Reconciliation of 2019 Proforma Net Income (Loss) to EBITDAre and Adjusted EBITDAre
($ in millions)
(Unaudited)

	Three months ending March 31, 2019		Year ending December 31, 2019
	Low	High	Low	High

Net income (loss)	$1	$4	$138	$148
Adjustments:
Interest expense and income tax expense	30	30	132	132
Depreciation and amortization	54	54	226	226
EBITDAre	$85	$88	$496	$506
Non-cash ground rent	2	2	7	7
Other	—	—	3	3
Adjusted EBITDAre	$87	$90	$506	$516

To supplement the Company’s consolidated financial statements presented in accordance with U.S. generally accepted accounting principles ("GAAP"), this press release includes certain non-GAAP financial measures as defined under Securities and Exchange Commission ("SEC") rules.

These measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from similarly titled non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Earnings before Interest, Taxes, and Depreciation and Amortization ("EBITDA") - The Company believes that EBITDA provides investors a useful financial measure to evaluate its operating performance, excluding the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization).

Earnings before Interest, Taxes, and Depreciation and Amortization for Real Estate ("EBITDAre") - The Company believes that EBITDAre provides investors a useful financial measure to evaluate its operating performance, and the Company presents EBITDAre in accordance with the National Association of Real Estate Investment Trusts ("Nareit") guidelines, as defined in its September 2017 white paper "Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate." EBITDAre adjusts EBITDA for the following items, which may occur in any period, and refers to these measures as Adjusted EBITDAre: (1) gains or losses of on the disposition of depreciated property, including gains or losses on change of control; (2) impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate; and (3) adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates.

The Company also evaluates its performance by reviewing Adjusted EBITDAre because it believes that adjusting EBITDAre to exclude certain recurring and non-recurring items described below provides useful supplemental information regarding the Company's ongoing operating performance and that the presentation of Adjusted EBITDAre, when combined with the primary GAAP presentation of net income (loss), more completely describes the Company's operating performance. The Company adjusts EBITDAre for the following items, which may occur in any period, and refers to these measures as Adjusted EBITDAre:

- Non-cash ground rent: The Company excludes the non-cash ground rent expense, which is primarily made up of the straight-line rent impact from a ground lease.
- Other: The Company excludes other expenses, which include transaction costs, management/franchise contract transition costs, non-cash amortization of acquired intangibles and estimated hurricane related repairs and cleanup costs because the Company believes that including these non-cash adjustments in EBITDAre does not reflect the underlying financial performance of the Company and its hotels.

The Company’s presentation of EBITDAre, and as adjusted by the Company, should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity.

Any differences are a result of rounding.

Pebblebrook Hotel Trust - Schedule M
Reconciliation of 2019 Proforma to 2019 Outlook with Asset Sales
($ in millions, except per share data)
(Unaudited)

	Sales proceeds	Full year 2018 hotel EBITDA impact	Implied hotel net operating income	Implied net operating capitalization rate
Asset sales assumptions:
Q1 asset sales (Liaison and Palomar DC)	$252.5	$16.1	$13.9	5.5%
Q2 asset sales	250.0	15.7	13.8	5.5%
Q3 asset sales	100.0	6.2	5.4	5.4%
Total / average	$602.5	$38.0	$33.1	5.5%

	2019 Proforma			2019 Outlook with Asset Sales
	Year ending December 31, 2019		2019 Asset	Year ending December 31, 2019
	Low	High	Sales Impact	Low	High

Adjusted EBITDAre (2019 Proforma)	$506.4	$516.4
Q1 asset sales adjusted EBITDAre impact			$(16.6)
Q2 asset sales adjusted EBITDAre impact			(8.8)
Q3 asset sales adjusted EBITDAre impact			(1.6)
Total adjusted EBITDAre impact			$(27.0)
Adjusted EBITDAre (2019 Outlook with Asset Sales)				$479.4	$489.4

Adjusted FFO (2019 Proforma)	$350.8	$360.8
Asset sales adjusted EBITDAre impact (above)			(27.0)
Asset sales adjusted FFO impact (interest expense savings)			16.1
Total adjusted FFO impact			$(10.9)
Adjusted FFO (2019 Outlook with Asset Sales)				$339.9	$349.9

Adjusted FFO per diluted share (2019 Proforma)	$2.67	$2.75
Asset sales adjusted FFO per diluted share impact			(0.08)
Total adjusted FFO per diluted share impact			$(0.08)
Adjusted FFO per diluted share (2019 Outlook with Asset Sales)				$2.59	$2.67

Notes:
Timing of assumed asset sales is as follows: $250.0 million sold in February 2019, $250.0 million sold in the middle of Q2 2019 and $100.0 million sold at the end of Q3 2019.

If any of the above estimates and assumptions proves to be inaccurate, actual results may vary, and could vary significantly, from the amounts shown above. No assurance can be given that any of the above assumed asset sales will close as expected or at all.

Pebblebrook Hotel Trust - Schedule N
Reconciliation of 2019 Outlook with Asset Sales Net Income (Loss) to FFO and Adjusted FFO
($ in millions, except per share data)
(Unaudited)

	Three months ending March 31, 2019		Year ending December 31, 2019
	Low	High	Low	High

Net income (loss)	$(6)	$(3)	$156	$166
Adjustments:
Depreciation and amortization	54	54	218	218
Loss (gain) on sale of hotel properties	6	6	(21)	(21)
FFO	$54	$57	$353	$363
Distribution to preferred shareholders	(8)	(8)	(33)	(33)
FFO available to common share and unit holders	$46	$49	$320	$330
Non-cash ground rent	2	2	7	7
Non-cash interest expense	2	2	6	6
Other	0	0	7	7
Adjusted FFO available to common share and unit holders	$50	$53	$340	$350

FFO per common share - diluted	$0.35	$0.37	$2.44	$2.51
Adjusted FFO per common share - diluted	$0.38	$0.41	$2.59	$2.67

Weighted-average number of fully diluted common shares and units	131.2	131.2	131.3	131.3

To supplement the Company’s consolidated financial statements presented in accordance with U.S. generally accepted accounting principles ("GAAP"), this press release includes certain non-GAAP financial measures as defined under Securities and Exchange Commission ("SEC") rules.

These measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from similarly titled non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Funds from Operations (“FFO”) - FFO represents net income (computed in accordance with GAAP), excluding gains or losses from sales of properties, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships. The Company considers FFO a useful measure of performance for an equity REIT because it facilitates an understanding of the Company's operating performance without giving effect to real estate depreciation and amortization, which assume that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, the Company believes that FFO provides a meaningful indication of its performance. The Company also considers FFO an appropriate performance measure given its wide use by investors and analysts. The Company computes FFO in accordance with standards established by the Board of Governors of Nareit in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to that of other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to make distributions. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding Operating Partnership units for the periods presented.

The Company also evaluates its performance by reviewing Adjusted FFO because it believes that adjusting FFO to exclude certain recurring and non-recurring items described below provides useful supplemental information regarding the Company's ongoing operating performance and that the presentation of Adjusted FFO, when combined with the primary GAAP presentation of net income (loss), more completely describes the Company's operating performance. The Company adjusts FFO for the following items, which may occur in any period, and refers to this measure as Adjusted FFO:

- Non-cash ground rent: The Company excludes the non-cash ground rent expense, which is primarily made up of the straight-line rent impact from a ground lease.
- Non-cash interest expense: The Company excludes non-cash interest expense because the Company believes that including this adjustment in FFO does not reflect the underlying financial performance of the Company and its hotels.
- Other: The Company excludes other expenses, which include transaction costs, management/franchise contract transition costs, interest expense adjustment for acquired liabilities, capital lease adjustment, non-cash amortization of acquired intangibles and estimated hurricane related repairs and cleanup costs because the Company believes that including these non-cash adjustments in FFO does not reflect the underlying financial performance of the Company and its hotels.

The Company’s presentation of FFO in accordance with the Nareit White Paper, and as adjusted by the Company, should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity.

Any differences are a result of rounding.

Pebblebrook Hotel Trust - Schedule O
Reconciliation of 2019 Outlook with Asset Sales Net Income (Loss) to EBITDA, EBITDAre and Adjusted EBITDAre
($ in millions)
(Unaudited)

	Three months ending March 31, 2019		Year ending December 31, 2019
	Low	High	Low	High

Net income (loss)	$(6)	$(3)	$156	$166
Adjustments:
Interest expense and income tax expense	29	29	116	116
Depreciation and amortization	54	54	218	218
EBITDA	$77	$80	$490	$500
Loss (gain) on sale of hotel properties	6	6	(21)	(21)
EBITDAre	$83	$86	$469	$479
Non-cash ground rent	2	2	7	7
Other	(1)	(1)	3	3
Adjusted EBITDAre	$84	$87	$479	$489

To supplement the Company’s consolidated financial statements presented in accordance with U.S. generally accepted accounting principles ("GAAP"), this press release includes certain non-GAAP financial measures as defined under Securities and Exchange Commission ("SEC") rules.

These measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from similarly titled non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Earnings before Interest, Taxes, and Depreciation and Amortization ("EBITDA") - The Company believes that EBITDA provides investors a useful financial measure to evaluate its operating performance, excluding the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization).

Earnings before Interest, Taxes, and Depreciation and Amortization for Real Estate ("EBITDAre") - The Company believes that EBITDAre provides investors a useful financial measure to evaluate its operating performance, and the Company presents EBITDAre in accordance with the National Association of Real Estate Investment Trusts ("Nareit") guidelines, as defined in its September 2017 white paper "Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate." EBITDAre adjusts EBITDA for the following items, which may occur in any period, and refers to these measures as Adjusted EBITDAre: (1) gains or losses of on the disposition of depreciated property, including gains or losses on change of control; (2) impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate; and (3) adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates.

The Company also evaluates its performance by reviewing Adjusted EBITDAre because it believes that adjusting EBITDAre to exclude certain recurring and non-recurring items described below provides useful supplemental information regarding the Company's ongoing operating performance and that the presentation of Adjusted EBITDAre, when combined with the primary GAAP presentation of net income (loss), more completely describes the Company's operating performance. The Company adjusts EBITDAre for the following items, which may occur in any period, and refers to these measures as Adjusted EBITDAre:

- Non-cash ground rent: The Company excludes the non-cash ground rent expense, which is primarily made up of the straight-line rent impact from a ground lease.
- Other: The Company excludes other expenses, which include transaction costs, management/franchise contract transition costs, non-cash amortization of acquired intangibles and estimated hurricane related repairs and cleanup costs because the Company believes that including these non-cash adjustments in EBITDAre does not reflect the underlying financial performance of the Company and its hotels.

The Company’s presentation of EBITDAre, and as adjusted by the Company, should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity.

Any differences are a result of rounding.

Pebblebrook Hotel Trust - Schedule P
Historical Operating Data
($ in millions except ADR and RevPAR data)
(Unaudited)

Historical Operating Data:

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
	2017	2017	2017	2017	2017

Occupancy	78%	87%	88%	77%	83%
ADR	$240	$259	$255	$239	$249
RevPAR	$188	$225	$225	$184	$206

Hotel Revenues	$356.1	$426.0	$421.2	$368.4	$1,571.6
Hotel EBITDA	$107.6	$160.4	$155.0	$111.8	$534.7
Hotel EBITDA Margin	30.2%	37.6%	36.8%	30.3%	34.0%

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
	2018	2018	2018	2018	2018

Occupancy	76%	87%	89%	77%	82%
ADR	$236	$262	$260	$246	$252
RevPAR	$180	$228	$230	$191	$207

Hotel Revenues	$347.8	$435.1	$434.0	$379.7	$1,596.7
Hotel EBITDA	$97.5	$161.7	$158.6	$111.8	$529.6
Hotel EBITDA Margin	28.0%	37.2%	36.5%	29.5%	33.2%

Notes:
These historical hotel operating results include information for all of the hotels the Company owned as of February 25, 2019 as if they were owned as of January 1, 2017. These historical hotel operating results include LaPlaya Beach Resort & Club in all periods and exclude the Liaison Capitol Hill and Hotel Palomar Washington, DC in all periods. These historical operating results include periods prior to the Company's ownership of the hotels. The information above does not reflect the Company's corporate general and administrative expense, interest expense, property acquisition costs, depreciation and amortization, taxes and other expenses. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust - Schedule Q
Historical Hotel Same-Property Hotel EBITDA by Property
(Hotel EBITDA $s in millions, Hotel EBITDA per key $s in thousands)
(Unaudited)

	Hotel EBITDA									2018 Hotel EBITDA per Key
Portfolio / Hotel	2010	2011	2012	2013	2014	2015	2016	2017	2018

Urban Lifestyle
Urban Iconic
The Liberty, a Luxury Collection Hotel, Boston	$6.1	$9.6	$13.3	$15.8	$17.2	$18.2	$18.5	$19.0	$21.4	$71.8
The Nines, a Luxury Collection Hotel, Portland	6.2	8.0	8.9	10.8	12.8	15.2	15.6	15.8	15.6	47.1
Argonaut Hotel	5.2	6.5	8.5	10.2	11.8	13.0	13.0	11.7	12.9	51.2
Sir Francis Drake	3.4	5.0	8.4	10.1	15.0	16.4	17.3	15.8	12.1	29.1
Hotel Monaco Washington DC	5.5	6.9	7.6	7.9	7.9	8.1	8.1	9.9	8.6	46.8
Mondrian Los Angeles	7.9	8.9	7.4	8.2	11.0	12.2	12.6	11.8	8.6	36.4
Sofitel Washington DC Lafayette Square	6.9	7.9	7.5	8.5	8.7	8.3	10.0	10.3	8.2	34.6
Hotel Vitale	4.0	6.0	7.4	7.3	8.6	11.0	10.3	9.8	8.0	40.0
Union Station Nashville Hotel, Autograph Collection	1.8	2.1	2.9	4.0	4.2	5.4	4.7	6.7	6.9	55.2
Hotel Spero	0.4	1.9	3.5	4.4	6.3	6.2	6.5	5.7	6.6	28.0
Viceroy Santa Monica Hotel	3.0	5.8	6.9	7.6	8.2	8.4	7.8	7.0	6.6	40.7
Hotel Monaco Seattle	2.2	2.9	3.4	5.2	6.2	6.7	6.1	6.1	6.4	33.9
Hotel Colonnade Coral Gables, a Tribute Portfolio Hotel	1.9	2.1	1.8	3.1	3.4	3.6	3.9	4.0	4.5	28.7
The Heathman Hotel	1.5	1.6	1.9	2.4	3.0	5.7	4.4	4.3	3.4	22.5

Urban Iconic total	$56.0	$75.2	$89.4	$105.5	$124.3	$138.4	$138.8	$137.9	$129.8	$40.9

Urban Contemporary
Le Méridien Delfina Santa Monica	$5.3	$6.8	$6.9	$8.0	$9.9	$11.7	$13.8	$13.4	$12.7	$41.0
Hotel Chicago Downtown, Autograph Collection	5.5	5.3	7.3	8.4	8.5	10.4	12.4	12.3	12.6	35.6
Revere Hotel Boston Common	6.1	8.9	8.4	13.7	16.5	17.9	16.7	12.6	12.4	34.8
W Los Angeles - West Beverly Hills	5.6	6.9	8.0	8.7	8.9	9.5	12.3	11.5	10.2	34.3
Villa Florence San Francisco on Union Square	3.9	5.3	7.4	8.3	9.3	8.8	9.4	7.7	9.5	50.3
Sofitel Philadelphia at Rittenhouse Square	4.3	6.0	6.7	6.5	7.4	8.6	9.2	8.6	8.3	27.1
W Boston	3.8	4.4	5.8	6.2	8.1	9.6	9.3	9.2	7.9	33.2
The Marker San Francisco	3.3	5.3	5.7	6.9	7.7	7.6	5.9	6.8	7.5	36.1
Hotel Palomar Los Angeles Beverly Hills	2.3	2.9	3.9	3.8	4.5	4.2	6.2	4.0	7.4	28.0
Solamar Hotel	5.2	6.3	6.5	6.3	6.5	7.4	7.7	7.3	7.3	31.1
Le Parc Suite Hotel	4.2	4.5	4.7	5.3	5.6	6.1	7.0	6.1	6.1	39.6
George Hotel	4.2	4.6	4.1	4.1	4.3	5.2	5.7	6.3	5.7	41.0

Mason & Rook Hotel	3.3	3.6	3.4	3.2	3.2	3.0	3.6	5.8	5.5	30.9
The Roger New York	6.2	6.4	5.0	7.5	8.2	7.3	5.8	5.7	5.3	27.3
Donovan Hotel	4.0	4.6	3.8	4.3	5.2	5.8	6.1	6.4	5.1	26.4
Hotel Amarano Burbank	2.0	2.4	3.3	4.2	4.7	4.4	5.7	5.4	5.0	37.9
Harbor Court Hotel San Francisco	2.7	4.0	3.7	4.9	5.8	6.1	5.6	3.9	4.3	32.8
Montrose West Hollywood	3.9	4.3	4.2	5.5	5.9	5.9	6.5	5.9	3.9	29.3
Hotel Modera	2.7	3.3	3.9	4.5	5.6	6.5	6.7	5.4	3.8	21.8
Onyx Hotel	1.7	2.3	2.6	2.6	3.1	3.6	3.6	3.8	3.8	33.9
Hotel Vintage Seattle	1.8	2.2	2.4	2.7	2.6	3.5	3.4	3.5	3.5	28.0
Hotel Vintage Portland	1.3	1.9	1.8	2.7	3.4	3.1	4.2	4.1	3.1	26.5
Chamberlain West Hollywood Hotel	1.0	3.4	3.8	4.1	4.8	4.8	5.2	4.4	3.1	27.0
Grafton on Sunset	1.9	2.2	2.2	2.0	1.5	0.9	2.8	2.8	2.8	25.9
Rouge Hotel	2.4	2.9	2.9	2.8	2.8	3.1	3.5	3.2	2.4	17.5
Topaz Hotel	2.0	1.9	2.1	2.0	1.9	2.0	2.3	2.5	1.7	17.2
Hotel Madera	2.1	2.3	2.2	2.0	2.1	2.5	2.7	2.3	1.6	19.5

Urban Contemporary total	$92.7	$114.9	$122.7	$141.2	$158.0	$169.5	$183.3	$170.9	$162.5	$32.0

"Unofficial Z Collection"
Hotel Zephyr Fisherman's Wharf	$7.3	$8.7	$11.2	$12.1	$12.1	$12.6	$16.2	$13.1	$13.7	$38.0
Hotel Zoe San Francisco	N/A	N/A	5.2	6.6	7.9	8.2	7.8	3.6	7.7	34.8
Hotel Zeppelin San Francisco	N/A	2.3	2.7	3.4	4.0	4.0	3.3	6.3	7.5	38.3
Hotel Zelos San Francisco	1.3	3.0	3.8	4.6	6.2	7.3	5.9	7.2	6.9	34.2
Hotel Zetta	N/A	N/A	N/A	2.8	5.4	6.2	5.6	5.5	6.0	51.7

"Unofficial Z Collection" total	$8.6	$14.0	$22.9	$29.5	$35.6	$38.3	$38.8	$35.7	$41.8	$38.1

Urban Lifestyle total	$157.3	$204.1	$235.0	$276.2	$317.9	$346.2	$360.9	$344.5	$334.1	$35.7

Urban Major Brand
The Westin Copley Place, Boston	$21.3	$23.5	$24.4	$25.8	$28.7	$32.7	$33.3	$31.5	$28.5	$35.5
InterContinental Buckhead Atlanta	8.3	9.6	11.6	13.4	14.3	14.5	15.5	14.7	15.2	36.0
The Westin Gaslamp Quarter San Diego	8.4	8.2	9.7	11.2	12.7	14.6	16.9	16.0	14.4	32.0
The Westin Michigan Avenue Chicago	14.7	15.8	16.7	16.0	18.0	19.4	17.9	13.1	12.0	16.0
Embassy Suites San Diego Bay - Downtown	7.6	8.2	8.8	8.9	9.5	11.3	11.3	11.1	11.7	34.3
Hilton San Diego Gaslamp Quarter	7.6	8.5	8.8	8.9	9.5	10.5	10.9	11.1	11.6	40.6
Hyatt Regency Boston Harbor	6.2	6.7	7.3	7.7	9.3	11.1	10.8	10.8	10.7	39.6

Urban Major Brand total	$74.1	$80.5	$87.3	$91.9	$102.0	$114.1	$116.6	$108.3	$104.1	$31.3

Unique Lifestyle Resorts
Southernmost Beach Resort	$9.0	$10.4	$10.8	$14.1	$17.6	$19.9	$21.1	$17.9	$19.3	$73.7
Paradise Point Resort & Spa	8.3	11.8	13.7	14.8	16.1	16.7	14.7	16.8	17.5	37.9
LaPlaya Beach Resort & Club	5.7	7.6	8.7	10.7	12.4	15.7	16.2	11.8	16.5	87.3
Skamania Lodge	4.4	4.8	5.2	6.0	6.8	7.7	8.1	9.0	9.5	36.8
L'Auberge Del Mar	4.6	5.4	5.6	7.7	8.1	9.9	9.3	9.4	9.5	78.5

Hilton San Diego Resort & Spa	4.4	4.7	5.2	5.5	7.0	7.9	8.3	8.8	8.1	22.7
The Marker Key West	N/A	N/A	N/A	N/A	N/A	4.8	5.8	4.6	5.6	58.3
Chaminade Resort & Spa	3.3	3.6	3.7	4.3	4.7	5.0	4.8	5.2	5.4	34.6

Unique Lifestyle Resorts total	$39.7	$48.3	$52.9	$63.1	$72.7	$87.6	$88.3	$83.5	$91.4	$48.1

Total Hotel EBITDA	$271.1	$332.9	$375.2	$431.2	$492.6	$547.9	$565.8	$536.3	$529.6	$36.3

Notes:
These historical Same-Property Hotel EBITDA results include available information for all of the hotels the Company owned or had an ownership interest in as of February 25, 2019. These historical operating results include periods prior to the Company's ownership of the hotels. The information above does not reflect the Company's corporate general and administrative expense, interest expense, property acquisition costs, depreciation and amortization, taxes and other expenses.

The Parking Garage at Revere Hotel Boston Common was sold on June 23, 2017 for $95.0 million, accounting for approximately $2.8 million of the year-over-year loss in Same-Property Hotel EBITDA for the year ended 2017.

Border indicates Hotel EBITDA for the year in which the hotel was acquired by the Company. The information above has not been audited and is presented only for comparison purposes.